UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2010

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2010, Atlas Air Worldwide Holdings, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) in New York, New York. As of March 29, 2010, 25,824,595 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 23,447,695 shares of Common Stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting are indicated below.

(a) Each of the nominees for Director was an incumbent, and all nominees were elected to serve until the 2011 Annual meeting of Stockholders or until their successors are elected and qualified. The following table sets forth the voting results with respect to each nominee:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Robert F. Agnew	21,544,657	1,045,993	847,045
Timothy J. Bernlohr	21,534,280	1,066,370	847,045
Eugene I. Davis	8,935,983	13,664,667	847,045
William J. Flynn	21,820,491	780,159	847,045
James S. Gilmore III	22,101,285	499,365	847,045
Carol B. Hallett	22,069,397	531,253	847,045
Frederick McCorkle	22,073,790	526,860	847,045

(b) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified with the following votes:

Votes For	Votes Against	Abstentions

22,055,587	1,387,889	4,219

(c) The amendment to the Company’s 2007 Incentive Plan (as amended) to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 500,000 shares was approved with the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
17,807,159	4,442,800	350,691	847,045

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 28, 2010	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary